As filed with the Securities and Exchange Commission on April 29, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of America Corporation

(Exact name of registrant as specified in its charter)

Delaware	Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255	56-0906609
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

Bank of America Corporation Key Employee Equity Plan

(formerly known as the Bank of America Corporation 2003 Key Associate Stock Plan)

(Full title of the plan)

ROSS E. JEFFRIES, JR.

Deputy General Counsel and Corporate Secretary

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

RICHARD W. VIOLA

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock	150,000,000 shares	$29.94	$4,491,000,000	$544,309.20

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)

Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on April 22, 2019 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers 150,000,000 shares of the common stock of Bank of America Corporation (the “Corporation”) to be offered and sold under the Bank of America Corporation Key Employee Equity Plan (formerly known as the Bank of America Corporation 2003 Key Associate Stock Plan) (the “Plan”). These shares are in addition to the shares previously registered on the Corporation’s Registration Statements on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission on December 20, 2002 (Registration No. 333-102043 registering 100,000,000 shares), December 21, 2004 (Registration No. 333-121513 registering 141,600,000 shares), April 26, 2006 (Registration No. 333-133566 registering 180,000,000 shares), February 3, 2009 (Registration Statement No. 333-157085 registering 105,000,000 shares), June 25, 2010 (Registration No. 333-167797 registering 500,000,000 shares) and May 26, 2015 (Registration No. 333-204453 registering 124,876,441 shares) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Corporation hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit

4(a)	Amended and Restated Certificate of Incorporation of the Corporation, incorporated herein by reference to Exhibit 3(a) to the Corporation’s Quarterly Report on Form 10-Q (File No. 1-6523) filed on July 30, 2018

4(b)	Amended and Restated Bylaws of the Corporation, incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K (File No. 1-6523) filed on March 20, 2015

4(c)	Bank of America Corporation Key Employee Equity Plan (formerly known as the Bank of America Corporation 2003 Key Associate Stock Plan), originally effective January 1, 2003, as amended and restated effective May 6, 2015, incorporated herein by reference to Exhibit 10.2 of the Corporation’s Current Report on Form 8-K (File No. 1-6523) filed on May 7, 2015

4(d)	First Amendment to the Bank of America Corporation Key Employee Equity Plan, incorporated herein by reference to Exhibit 10(mm) of the Corporation’s Annual Report on Form 10-K (File No. 1-6523) filed on February 26, 2019

4(e)	Second Amendment to the Bank of America Corporation Key Employee Equity Plan, incorporated herein by reference to Exhibit 10.1 of the Corporation’s Current Report on Form 8-K (File No. 1-6523) filed on April 24, 2019

5(a)	Opinion of McGuireWoods LLP as to the legality of the securities being registered*

23(a)	Consent of McGuireWoods LLP (included in Exhibit 5(a))*

23(b)	Consent of PricewaterhouseCoopers LLP*

24(a)	Power of Attorney*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 29th day of April, 2019.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	April 29, 2019

* Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	April 29, 2019

* Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2019

* Sharon L. Allen	Director	April 29, 2019

* Susan S. Bies	Director	April 29, 2019

* Jack O. Bovender, Jr.	Director	April 29, 2019

* Frank P. Bramble, Sr.	Director	April 29, 2019

* Pierre J. P. de Weck	Director	April 29, 2019

* Arnold W. Donald	Director	April 29, 2019

* Linda P. Hudson	Director	April 29, 2019

* Monica C. Lozano	Director	April 29, 2019

* Thomas J. May	Director	April 29, 2019

* Lionel L. Nowell, III	Director	April 29, 2019

Signature	Title	Date

* Clayton S. Rose	Director	April 29, 2019

* Michael D. White	Director	April 29, 2019

* Thomas D. Woods	Director	April 29, 2019

* R. David Yost	Director	April 29, 2019

* Maria T. Zuber	Director	April 29, 2019

*By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Attorney-in-Fact